SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 8, 2003

OLYMPIC RESOURCES LTD.
(Translation of registrant’s name into English)

Wyoming
(State or Other Jurisdiction of Incorporation)

0-30598 (Commission File Number)	Application Pending (IRS Employer Identification No.)

Suite 1599, 999 W. Hastings Street Vancouver, British Columbia (Address of principal executive offices)	V6C 2W2 (Zip Code)

(604) 689-1810
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report

ITEM 5.  OTHER EVENTS

      On January 8, 2003, Olympic Resources Ltd. (the “Registrant”) filed an Application For Certificate of Registration and Continuance in the State of Wyoming (“Articles of Continuance”) to continue the jurisdiction of incorporation of the Registrant from the Province of British Columbia to the State of Wyoming in accordance with W.S. 17-16-1710 of the Wyoming Business Corporation Act (the “Continuance”). The Registrant received authorization of an application with the Minister of Finance and Corporate Relations of the Province of British Columbia for the authorization to permit the Continuance in accordance with Section 37 of the Company Act (British Columbia) on September 26, 2002. Under the Articles of Continuance, the Registrant’s Articles of Comtron Enterprises Inc., filed on November 20, 1989 with the Registrar of Companies for the Province of British Columbia, by amendment, now known as Olympic Resources, Ltd., were adopted as the Articles of Incorporation of the Registrant.

      The Continuance was approved by the shareholders of the Registrant at the annual meeting of shareholders on August 21, 2002. On December 17, 2002, the Supreme Court of British Columbia (“Court”), after considering the fairness of the terms and conditions of the Continuation and each of the transactions contemplated thereunder, approved the Continuance. The Registrant provided each of the registered shareholders of the Registrant notice of the hearing and every person whose rights and interests were affected by the Continuance were entitled to make representations to the Court at the hearing. The Registrant relied on an exemption from registration pursuant to section 3(a)(10) of the United States  Securities Act of 1933, as amended, for the issuance of securities in connection with the Continuance based on the Court's approval of the Continuance and determination that the Continuation was fair and reasonable.

      By operation of law, the Registrant continued its corporate existence from the Province of British Columbia to the State of Wyoming. The Registrant’s common shares continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g3-2(a) thereunder.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed as part of this report:

1.	Application For Certificate of Registration and Continuance

ITEM 9.  REGULATION FD DISCLOSURE

      The press release dated January 21, 2003 related to Continuance is attached as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC RESOURCES LTD. (Registrant)

Date: January 21, 2003	By: /s/ Patrick Forseille Name: Patrick Forseille Title: Chief Financial Officer

EXHIBITS

1.	Application For Certificate of Registration and Continuance

99.1	Press Release dated January 21, 2003 Related to Continuance